As filed with the Securities and Exchange Commission on June 15, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware	8731	54-2040171
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

PRA International
12120 Sunset Hills Road
Suite 600
Reston, VA 20190
(703) 464-6300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Patrick K. Donnelly
President and Chief Executive Officer
PRA International
12120 Sunset Hills Road
Suite 600
Reston, VA 20190
(703) 464-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Rogers, Esq. Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200	William J. Whelan, III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-124981
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(a)	per Share(b)	Price(b)	Registration Fee(c)

Common stock, $0.01 par value	1,380,000	$23.50	$32,430,000	$3,817.01

(a)	Includes 1,080,000 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(b)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933.

(c)	The total filing fee of $3,817.01 for this registration statement is offset against a balance of $2,168.38 remaining in connection with the 6,900,000 shares of common stock registered pursuant to the registrant’s registration statement on Form S-1 (File No. 333-124981) for which a registration fee was previously paid. Thus, total fees of $22,902.07 ($21,253.44 previously paid plus $1,648.63 paid as of the date hereof) are hereby paid in connection with the maximum offering price of $194,580,000 under the foregoing registration statements.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE
      Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-124981), which we filed on May 17, 2005, as amended, and which the SEC declared effective on June 14, 2005.
      We are filing this registration statement for the sole purpose of increasing by 1,380,000 shares the number of shares of our common stock to be registered. The information set forth in our registration statement on Form S-1 (File No. 333-124981) is incorporated by reference in this filing.
      We hereby certify that we have instructed our bank to transmit to the SEC a wire transfer of $1,648.63 from our account to the SEC’s account at Mellon Bank as soon as practicable but no later than the close of business on June 15, 2005 and that we will not revoke such instructions.
      The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit No	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No. 333-124981) filed May 17, 2005, as amended)

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on June 15, 2005.

PRA INTERNATIONAL

By:	/s/ Patrick K. Donnelly

Patrick K. Donnelly President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Patrick K. Donnelly Patrick K. Donnelly		President and Chief Executive Officer	June 15, 2005

* J. Matthew Bond		Senior Vice President, Chief Financial Officer, Assistant Treasurer and Assistant Secretary	June 15, 2005

* David Mathews		Vice President and Controller	June 15, 2005

* Melvin D. Booth		Director	June 15, 2005

* Jean-Pierre L. Conte		Director	June 15, 2005

* Robert E. Conway		Director	June 15, 2005

* Armin Kessler		Director	June 15, 2005

* Robert J. Weltman		Director	June 15, 2005

*By:	/s/ Patrick K. Donnelly Patrick K. Donnelly Attorney-in-Fact